
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

/X/ Quarterly Report Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

For the Quarterly Period Ended March 31, 2003

or

Transition Report Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

For the Transition Period Ended _______________________

Commission File Number 2-84452-01

STERLING DRILLING FUND 1983-2

(Exact name of registrant as specified in charter)

New York

(State or other jurisdiction of corporation or organization)

13-3167551

(IRS employer identification number)

One Landmark Square, Stamford, Connecticut 06901

(Address and Zip Code of principal executive offices)

(203) 358-5700

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes /X/ No

Indicate by check mark whether the registrant is an accelerated filer ( as defined in Rule 12b-2 of the Exchange Acts). Yes ___ NO /X/


Sterling Drilling Fund 1983-2

Index to Form 10Q

Part 1:
Item 1. Financial Statements
Balance Sheets -March 31, 2003 and December 31, 2002.	3
Statements of Operations for the Three Months Ended March 31, 2003 and 2002.	4-5
Statements of Changes in Partners' Equity for the Three Months Ended March 31, 2003 and 2002.	6
Statements of Cash Flows for the Three Months Ended March 31, 2003 and 2002.	7
Note to the Financial Statements	8

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

Item 4. Controls and Procedures	12

Part II. Other Information
Item 6. Exhibits and Reports on Form 8-K	13

Signature	14

Certifications	15-16


STERLING DRILLING FUND 1983-2

(a New York Limited Partnership)

Balance Sheet

	March 31, 2003	December 31, 2002
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$218,763	$160,778
Due from affiliates	57,026	40,061
	----------------	-----------------
Total current assets	275,789	200,839
	----------------	-----------------
Oil and gas properties - successful efforts method
Leasehold costs	497,639	497,639
Well and related facilities	13,071,867	13,071,867
Less accumulated depreciation, depletion and
amortization	(12,551,214)	(12,535,721)
	-----------------	-----------------
	1,018,292	1,033,785
	-----------------	-----------------
Total assets	$1,294,081	$1,234,624
	==========	==========
Partners' equity
Limited partners	$1,238,730	$1,195,487
General partners	55,351	39,137
	-----------------	-----------------
Total partners equity	$1,294,081	$1,234,624
	==========	==========

See accompanying note to financial statements.


STERLING DRILLING FUND 1983-2

(a New York Limited Partnership)

Statement of Operations

(unaudited)

Three Months Ending March 31, 2003

	Limited Partners	General Partners	Total
Revenue:
Operating revenue	$130,338	$40,038	$170,376
Interest income	498	46	544
	-----------	-----------	-----------
Total Revenue	130,836	40,084	170,920
	-----------	-----------	-----------

Costs and Expenses:
Production expense	51,357	15,776	67,133
General and administrative to a related party	19,278	5,922	25,200
General and administrative	2,782	855	3,637
Depreciation, depletion and amortization	14,176	1,317	15,493
	-----------	-----------	-----------
Total Costs and Expenses	87,593	23,870	111,463
	-----------	-----------	-----------

Net Income	$43,243	$16,214	$59,457
	=======	=======	=======
Net Income per equity unit	$2.75
	======

See accompanying note to the financial statements.


STERLING DRILLING FUND 1983-2
(a New York Limited Partnership)
Statement of Operations
(unaudited)

Three Months Ending March 31, 2002

	Limited Partners	General Partners	Total
Revenue:
Operating revenue	$65,191	$20,026	$85,217
Other income	18,050	5,545	23,595
Interest income	1,344	125	1,469
	-----------	-----------	-----------
Total Revenue	84,585	25,696	110,281
	-----------	-----------	-----------

Costs and Expenses:
Production expense	52,212	16,039	68,251
General and administrative to a related party	19,278	5,922	25,200
General and administrative	3,401	1,045	4,446
Depreciation, depletion and amortization	15,040	1,397	16,437
	-----------	-----------	-----------
Total Costs and Expenses	89,931	24,403	114,334
	-----------	-----------	-----------
Net Income/(Loss)	$(5,346)	$1,293	$(4,053)
	=======	=======	=======
Net Income/(Loss) per equity unit	$(.35)

See accompanying note to the financial statements.


STERLING DRILLING FUND 1983-2

(a New York Limited Partnership)

Statement of Changes in Partners' Equity

(unaudited)

	Limited Partners	General Partners	Total

Balance at December 31, 2001	$1,413,464	$93,799	$1,507,263
Partners' contributions	0	684	684
Distributions to partners	(235,455)	(72,329)	(307,784)
Net Income	17,478	16,983	34,461
	--------------	--------------	-------------
Balance at December 31, 2002	1,195,487	39,137	1,234,624
Net Income	43,243	16,214	59,457
	--------------	--------------	-------------
Balance at March 31, 2003	$1,238,730	$55,351	$1,294,081
	=========	=========	=======

See accompanying note to the financial statements.


STERLING DRILLING FUND 1983-2

(a New York Limited Partnership)

Statement of Cash Flows

(unaudited)

	Three months Ended March 31, 2003	Three months Ended March 31, 2002

Net cash provided by operating activities	$57,985	$16,568
	----------	----------

Net increase in cash and cash equivalents	$57,985	$16,568
Cash and cash equivalents at beginning of period	160,778	385,775
	----------	----------
Cash and cash equivalents at end of period	$218,763	$402,343
	======	======

See accompanying note to financial statements.


STERLING DRILLING FUND 1983-2

(a New York limited partnership)

Note to Financial Statements

March 31, 2003

1. The accompanying statements for the period ending March 31, 2003, are unaudited but reflect all adjustments necessary to present fairly the results of operations.


PART I

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

  Liquidity -

The oil and gas industry is intensely competitive in all its phases. There is also competition between this industry and other industries in supplying energy and fuel requirements of industrial and residential consumers. It is not possible for the Registrant to calculate its position in the industry as the Registrant competes with many other companies having substantially greater financial and other resources. In accordance with the terms of the Agreement of Limited Partnership of the Partnership, the General Partners of the Registrant will make cash distributions of as much of the Partnership cash credited to the capital accounts of the partners as the General Partners have determined is not necessary or desirable for the payment of any contingent debts, liabilities or expenses for the conduct of the Partnership business. As of March 31, 2003, the General partners have distributed $1,907,186 or 12.15%, of original Limited Partner capital contributions, to the Limited Partners.

The net proved oil and gas reserves of the Partnership are considered to be a primary indicator of financial strength and future liquidity. Overall reservoir engineering is a subjective process of estimating underground accumulations of gas and oil that cannot be measured in an exact manner. The estimated reserve quantities and future income quantities are related to hydrocarbon prices. Therefore, volumes of reserves actually recovered and amounts of income actually received may differ significantly from the estimated quantities presented in this report.

In accordance with FASB Statement No. 69, December 31, 2002 market prices were determined using the daily oil price or daily gas sales price ("spot price") adjusted for oilfield or gas gathering hub and wellhead price differentials (e.g. grade, transportation, gravity, sulfur, and BS&W) as appropriate. Also, in accordance with SEC and FASB specifications, changes in market prices subsequent to December 31, 2002 and 2001 were not considered. The spot price for gas at December 31, 2002 was $4.58 per MMBTU. The range of spot prices during the year 2002 was a low of $1.98 and a high of $5.05 and the average was $3.38. The spot price for gas at December 31, 2001 was $2.63 per MMBTU. The range of spot prices during the year 2001 was a low of $1.77 and a high of $10.29 and the average was $3.94. The range during the first four months of 2003 has been from $4.88 to $12.20 with an average of $6.13. The average recent futures market prices have been in the range of $5.12 to $5.66.


The present value of unescalated future net revenues (S.E.C. case) associated with such reserves, discounted at 10% as of December 31, 2001, was approximately $1,476,995 as compared to the discounted reserves as of December 31, 2002, which were approximately $2,491,356. While it may reasonably be anticipated that the prices received by Sterling Drilling Fund 1983-2 for the sale of its production may be higher or lower than the prices used in this evaluation, as described above, and the operating costs relating to such production may also increase or decrease from existing levels, such possible changes in prices and costs were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation for the SEC case. Actual volumes produced, prices received and costs incurred by the partnership may vary significantly from the SEC case.

  Capital Resources -

  The Registrant was formed for the sole intention of drilling oil and gas wells. The Registrant entered into a drilling contract with an independent contractor in December 1983 for $13,400,000. Pursuant to terms of this contract, fifty-two wells have been drilled resulting in fifty-one producing wells and one dry hole.

  During 2002, PrimeEnergy Management negotiated a Farmout Agreement with Ardent Resources Inc. covering leasehold interests in acres located in Calhoun County, West Virginia. Pursuant to this agreement, Ardent has the right but not the obligation to select acreage and drill a deep well on the selected acreage, subject to an overriding royalty interest due to the leasehold owners. If a test well is not spudded by February 13, 2005 this agreement terminates. Acerage held by Sterling Drilling Fund 1983-2 was included in the Farmout Agreement, PrimeEnergy Management may discuss the possibility of farming out additional deep rights held by the Partnership under the same terms with other parties, however, there is no guarantee that any agreement will be entered into.

  Results of Operations -

The Partnership experienced a slight decline in its gas production, from 29,806 MCF in 2002 to 29,130 MCF in 2003. The average price per MCF increased from $2.63 in 2002 to $5.27 in 2003. The operating revenue increased from $85,217 in 2002 to $170,376 in 2003. In December 2002 the Partnership entered into a contract to sell approximately seventy-five percent of the amount of its gas sold under a fixed contract price subject to transportation cost. The remaining gas sold by the Partnership will be sold at current spot market prices. This combination allows the Partnership to sell its gas and avoid some of the more significant negative swings that could occur in the spot market.

The Partnership did not receive any other income during the first quarter of 2003, and other income received in 2002 was a result of a cash bonus paid to the Partnership under the farmout agreement, previously discussed.

Production expenses decreased from $68,251 in 2002 to $67,133 in 2003. The current production expenses include variable costs associated with volume changes, repairs, and labor costs associated the any supplementary repairs and recompletions. The production volume variations can be a result of changes in transportation line pressures, miscellaneous shut-ins for maintenance and natural declines.


Management continues to minimize third party costs and use in-house resources to provide efficient and timely services to the Partnership. The related party general and administrative expenses are charged in accordance with guidelines set forth in the Registrant's Management Agreement and are attributable to the affairs and operations of the Partnership and shall not exceed an annual amount equal to 5% of the Limited Partners' capital contributions. Amounts related to both 2002 and 2003 are substantially less than the amounts allocable to the Registrant under the Partnership Agreement.

The Partnership records additional depreciation, depletion and amortization to the extent that net capitalized costs exceed the undiscounted future net cash flows attributable to the Partnership properties. The Partnership was not required to revise the properties basis in 2002 or during the first three months of 2003. The current depreciation was reasonable based upon the remaining basis in the Partnership properties.


Item 4 Controls and Procedures

PrimeEnergy Management Corporation ("PEMC"), the Managing General Partner of the Partnership, maintains a system of controls and procedures designed to provide reasonable assurance as to the reliability of the financial statements and other disclosures included in this report, as well as to safeguard assets from unauthorized use or disposition. Within 90 days prior to the filing of this report, PEMC's Chief Executive Officer and Chief Financial Officer have evaluated the effectiveness of the design and operation of disclosure controls and procedures with the assistance and participation of other members of management. Based upon that evaluation, PEMC's Chief Executive Officer and Chief Financial Officer concluded that the disclosure controls and procedures are effective for gathering, analyzing and disclosing the information the Partnership is required to disclose in the reports it files under the Securities Exchange Act of 1934 within the time periods specified in the SEC's rules and forms. There have been no significant changes in PEMC's internal controls or in other factors which could significantly affect internal controls subsequent to the date PEMC carried out its evaluation.


PART II Other Information:

Items 1 through 5 have been omitted in that each item is either not applicable or the answer is negative.

Item 6 Exhibits and Reports on Form 8-K

(a) Exhibit 99: Certification Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act of 2002

(b)Form 8-K: The Partnership was not required to file any reports on Form 8-K and no such form was filed during the period covered by this report.


S I G N A T U R E S

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STERLING DRILLING FUND 1983-2
(Registrant)

By: /S/ Charles E. Drimal Jr.
------------------------------

Charles E. Drimal, Jr
General Partner

May 13, 2003
(Date)


CERTIFICATIONS

I, Charles E. Drimal, Jr., Chief Executive Officer of PrimeEnergy Management Corporation, the Managing General Partner of the Partnership, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Sterling Gas Drilling 1983-2L.P.

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function);

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

May 13, 2003	/s/ Charles E. Drimal Jr.
-------------------------------------
Charles E. Drimal Jr
Chief Executive Officer
PrimeEnergy Management Corporation
Managing General Partner


CERTIFICATIONS

I, Beverly A. Cummings, Chief Financial Officer of PrimeEnergy Management Corporation, the Managing General Partner of the Partnership, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Sterling Gas Drilling 1983-2L.P.

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function);

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

May 13, 2003	/s/ Beverly A. Cummings
-------------------------------------
Beverly A Cummings
Chief Financial Officer
PrimeEnergy Management Corporation
Managing General Partner